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EXHIBIT 99.1


Southwest Georgia Financial Corporation
201 First Street S.E.                                           [LOGO]
Moultrie, GA 31768
PH: (229) 985-1120
FX: (229) 985-0251


NEWS RELEASE
INVESTOR AND MEDIA CONTACT:
George R. Kirkland
Senior Vice President and Treasurer
Phone: (229) 873-3830
investorinfo@sgfc.com

                              For Immediate Release

                SOUTHWEST GEORGIA FINANCIAL CORPORATION ANNOUNCES
                    FOURTH QUARTER AND YEAR END 2007 RESULTS

MOULTRIE, GEORGIA, January 29, 2008 -- Southwest Georgia Financial Corporation (AMEX: SGB), a full service community bank holding company, today reported net income of $308 thousand for the fourth quarter of 2007 compared with net income of $539 thousand for the fourth quarter of 2006. On a per diluted share basis, earnings were $0.12 for the fourth quarter of 2007 compared with $0.20 for the fourth quarter of 2006. Net interest income declined $334 thousand on a lower earning asset base and also as a result of lower net interest margin of 3.36% compared with 3.65% in the fourth quarter of 2006. Also, noninterest income declined $239 thousand when compared with the prior year's fourth quarter. This included a $119 thousand decline, almost 25%, in commercial mortgage banking revenue, and a $110 thousand loss on the sale of one large foreclosed commercial property. For the year, net income was $2.718 million compared with net income of $3.040 million for 2006. Earnings per diluted share for the year were $1.05, compared with earnings per diluted share of $0.96 for the same period in 2006. This decrease in annual net income was largely attributable to a lower earning asset base and to the continued downturn in the commercial real estate market as revenue from mortgage banking services declined nearly 30% compared with last year.

DeWitt Drew, President and CEO, commented, "The fourth quarter and 2007 in whole were disappointing for us. We started the year on track in the first quarter, but had unsatisfactory results from our commercial mortgage banking business thereafter. Deteriorating credit quality continues to require our focus in that business segment be on protecting the interests of participant lenders."

Return on average equity for the fourth quarter of 2007 was 4.41% compared with 6.92% for the same period in 2006. Return on average assets for the quarter was 0.44%, a decrease of 29 basis points compared with the same period in 2006.

BALANCE SHEET TRENDS AND ASSET QUALITY

At December 31, 2007, total assets were down to $272.7 million from $288.5 million at the same point in time last year. Total loans decreased to $119.0 million compared with $125.5 million at December 31, 2006, while deposits declined $9.9 million to $216.8 million. During the year, NOW accounts with low transaction volumes were reclassified to money market accounts. All of the net decrease in deposits is attributable to distributing money market funds held in an estate account administered by our trust department.

Mr. Drew noted, "Our core banking business performed about on par with last year despite nine months with measurably higher earning assets prior to the sale of securities in the third quarter of 2006 to fund our tender offer."

The loan loss reserve coverage over total loans increased to 2.02% compared with 1.93% at the end of 2006, while nonperforming assets to total assets grew to 1.21%, compared with 0.82% at the same time last year. Nonaccrual loans increased to $3.2 million at the end of the fourth quarter from $2.3 million at the same time last year. Non accrual loans include one large fully secured commercial real estate loan. Capital ratios well exceed the required regulatory levels.


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                                                                          PAGE 2

SOUTHWEST GEORGIA FINANCIAL CORPORATION ANNOUNCES FOURTH QUARTER 2007 RESULTS JANUARY 29, 2008


Shareholders' equity was $27.5 million as of December 31, 2007, compared with $28.0 million reported December 31, 2006. On a per share basis, book value at quarter end was $10.79 compared with $10.59 for the same period in 2006. The Company had approximately 2.55 million shares of common stock outstanding at the end of 2007 compared with 2.64 million shares of common stock outstanding at the end of 2006.

REVENUE

Net interest income for the fourth quarter of 2007 was $2.02 million compared with $2.35 million for the same period in 2006. For the fourth quarter 2007, total interest income was $3.751 million and total interest expense was $1.735 million, compared with $4.095 million and $1.745 million, respectively, from the same period a year ago. The Company's net interest margin decreased to 3.36% for the fourth quarter of 2007 compared with 3.65% for the same period a year ago. The majority of this decline in net interest income and margin resulted mainly from lower average volume of loans and investment securities compared with the same period last year.

Total noninterest income was $1.176 million or 23.9% of total revenue for the quarter compared with $1.415 million, or 25.7% of total revenue for the fourth quarter of 2006. Commercial mortgage banking revenue decreased to $369 thousand from $488 thousand of last year's fourth quarter.

Mr. Drew added, "The level and timing of recognizing income from the mortgage banking business is dependent upon many factors related to the originating and closing of relatively large commercial mortgage loans. The mortgage banking subsidiary maintains a pipeline of more than $300 million; however, participant lenders are cautious in this uncertain environment. That caution is warranted. Our challenges are not limited to credit risk. All of the loans originated at Empire reprice less than annually. Interest rate risk and management of our margins has become critical."

Revenue from service charges on deposit accounts remained solid at $444 for the quarter, unchanged from the same period a year ago. Revenue from insurance services decreased slightly to $262 thousand compared with $285 thousand in the fourth quarter of 2006. Brokerage services revenue increased $4 thousand to $93 thousand. The Company also recorded a $110 thousand loss on the sale of one large foreclosed commercial property during the quarter. During the fourth quarter of 2007, the Company's commercial mortgage banking subsidiary covered shortfalls with its participating banks related to this sale of the above mentioned foreclosed commercial property. The Company accrued a $1.5 million insurance receivable for an anticipated partial recovery of damages suffered as a result of actions by a former employee.

Total noninterest expense decreased 7.8% to $2.904 million from $3.150 million for the fourth quarter of last year. The bulk of this decrease occurred in pension plan contribution. In the fourth quarter of 2006, the Company made a $427 thousand pension plan contribution when the plan was frozen to new participants. The majority of the $45 thousand decrease in other operating expenses resulted from non-reoccurring expenses related to last year's stock tender offer. All other major categories of noninterest expense were relatively flat when compared with the fourth quarter of 2006.

2007 REVIEW

Return on average equity for 2007 improved to 9.76% compared with 8.01% last year, while return on average assets decreased slightly to 0.94% compared with 1.00% for 2006.

Net interest income for 2007 decreased to $8.913 million compared with $9.650 million for 2006. Net interest margin was 3.62% for 2007, a slight decrease of 4 basis points from the same period a year ago. The flat to somewhat inverted yield curve in most of 2007 made it a challenging earnings environment.


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                                                                          PAGE 3

SOUTHWEST GEORGIA FINANCIAL CORPORATION ANNOUNCES FOURTH QUARTER 2007 RESULTS JANUARY 29, 2008


For the year, total noninterest income was $6.715 million compared with $7.110 million for 2006. The majority of the decline occurred in mortgage banking services revenue, which decreased $1.164 million, or 29.3%, from the same period last year. Also, there was a net loss of $97 thousand in sales of foreclosed property primarily related to the sale of one large commercial property. These decreases in revenue were partially offset by the non reoccurring $564 thousand loss on the sale of securities to fund the Company's stock tender offer in 2006 and the $248 thousand gain on the sale of the Company's retail credit card portfolio in 2007. Also, revenue growth were noted in retail brokerage services of $50 thousand, or 16.9%, and service charges on deposit accounts of $20 thousand, or 1.2%, when compared with the prior year. Other year to year decreases in revenue were noted in income from trust services and insurance services.

Total noninterest expense for 2007 decreased $920 thousand compared with the previous year. The majority of the decrease occurred in the amortization of intangible assets which had a one-time adjustment of $429 thousand in the third quarter of 2006 due to large payoffs in the loan servicing portfolio last year. Also, the Company incurred expenses of $160 thousand associated with the repurchase of shares through a stock tender during the third quarter of 2006. Salary and employee benefits decreased $265 thousand due primarily to reductions in defined pension contributions and in performance incentive accruals when compared with the prior year. All other major categories of noninterest expense were relatively flat for 2007 when compared with 2006.

DIVIDENDS AND SHARE REPURCHASES

During 2007, the Company repurchased on the open market 95,286 shares at an average price of $19.16 per share. Since its stock repurchase program began in January 2000, the Company has repurchased a total of 1,282,381 shares of its common stock at an average price of $18.84 per share.
In December of 2007, the Board of Directors declared a $0.14 per share quarterly cash dividend. The dividend currently has a yield of approximately 3.21% at an annual dividend rate of $0.56 per share.

SUMMARY

Mr. Drew concluded, "The recent move by the Federal Reserve to reduce interest rates may hinder our bank's earnings power and is not likely to have much impact to the economy in our area. Over the last few years, we have looked to expand outside of our footprint through acquisitions, but have not been successful in finding the right acquisition at the right price. We will persist in our search in 2008 and will move forward with a de novo branching strategy. We fully recognize that we cannot achieve meaningful levels of growth within our local market area."

ABOUT SOUTHWEST GEORGIA FINANCIAL CORPORATION

Southwest Georgia Financial Corporation is a state-chartered bank holding company with approximately $273 million in assets headquartered in Moultrie, Georgia. Its primary subsidiary, Southwest Georgia Bank, offers comprehensive financial services to consumer, business, and governmental customers. The current banking facilities include the main office located in Colquitt County, and branch offices located in Baker County, Thomas County, and Worth County. In addition to conventional banking services, the bank provides investment planning and management, trust management, mortgage banking, and commercial and individual insurance products. Insurance products and advice are provided by Southwest Georgia Insurance Services which is located in Colquitt County. Mortgage banking for primarily commercial properties is provided by Empire Financial Services, Inc., a mortgage banking services firm.

More information on Southwest Georgia Financial Corp. and Southwest Georgia Bank can be found at its website: www.sgfc.com.


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SOUTHWEST GEORGIA FINANCIAL CORPORATION ANNOUNCES FOURTH QUARTER 2007 RESULTS
JANUARY 29, 2008

SAFE HARBOR STATEMENT
THIS NEWS RELEASE CONTAINS CERTAIN BRIEF FORWARD-LOOKING STATEMENTS CONCERNING THE COMPANY'S OUTLOOK. THE COMPANY CAUTIONS THAT ANY FORWARD-LOOKING STATEMENTS ARE SUMMARY IN NATURE INVOLVE RISKS AND UNCERTAINTIES AND ARE SUBJECT TO CHANGE BASED ON VARIOUS IMPORTANT FACTORS, MANY OF WHICH MAY BE BEYOND THE COMPANY'S CONTROL. ACCORDINGLY, THE COMPANY'S FUTURE PERFORMANCE AND FINANCIAL RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED IN ANY SUCH FORWARD-LOOKING STATEMENTS. THE FOLLOWING FACTORS, AMONG OTHERS, COULD AFFECT THE COMPANY'S ACTUAL RESULTS AND COULD CAUSE ACTUAL RESULTS IN THE FUTURE TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED IN ANY FORWARD-LOOKING STATEMENTS INCLUDED IN THIS RELEASE: THE ABILITY OF THE BANK TO MANAGE THE INTEREST RATE ENVIRONMENT, THE SUCCESS OF REDUCING OPERATING COSTS, OVERALL ECONOMIC CONDITIONS, CUSTOMER PREFERENCES, THE IMPACT OF COMPETITION, THE ABILITY TO EXECUTE ITS STRATEGY FOR GROWTH. ADDITIONAL INFORMATION REGARDING THESE RISKS AND OTHER FACTORS THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM OUR EXPECTATIONS IS CONTAINED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. EXCEPT AS OTHERWISE REQUIRED BY FEDERAL SECURITIES LAWS, SOUTHWEST GEORGIA FINANCIAL UNDERTAKES NO OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Financial tables follow.


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                                                                                                       PAGE 5

SOUTHWEST GEORGIA FINANCIAL CORPORATION ANNOUNCES FOURTH QUARTER 2007 RESULTS JANUARY 29, 2008


                                    SOUTHWEST GEORGIA FINANCIAL CORPORATION
                                      CONSOLIDATED STATEMENT OF CONDITION
                                 (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)


                                                              (Unaudited)        (Audited)        (Audited)
                                                              December 31,      December 31,     December 31,
ASSETS                                                            2007              2006             2005
                                                             --------------    --------------   -------------
Cash and due from banks                                      $       8,736     $      11,969    $     11,699
Interest-bearing deposits in banks                                   9,998                83          10,156
Federal funds sold                                                       0               332           3,550
Investment securities available for sale                            31,188            33,323          48,043
Investment securities held to maturity                              88,226           102,233         106,779
Federal Home Loan Bank stock, at cost                                1,653             1,967           2,205
Loans, less unearned income and discount                           119,008           125,492         104,635
  Allowance for loan losses                                         (2,399)           (2,417)         (2,454)
                                                             --------------    --------------   -------------
      Net loans                                                    116,609           123,075         102,181
                                                             --------------    --------------   -------------
Premises and equipment                                               6,291             6,579           6,840
Foreclosed assets, net                                                  90                 0               0
Intangible assets                                                    1,283             1,750           3,005
Other assets                                                         8,579             7,205           6,816
                                                             --------------    --------------   -------------
      Total assets                                           $     272,653     $     288,516    $    301,274
                                                             ==============    ==============   =============
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
  NOW accounts                                               $      23,086     $      55,013    $     51,605
  Money market                                                      42,031            24,377          17,079
  Savings                                                           20,561            22,228          25,481
  Certificates of deposit $100,000 and over                         29,589            25,725          23,691
  Other time accounts                                               66,153            65,978          67,078
                                                             --------------    --------------   -------------
      Total interest-bearing deposits                              181,420           193,321         184,934
  Noninterest-bearing deposits                                      35,373            33,388          36,910
                                                             --------------    --------------   -------------
      Total deposits                                               216,793           226,709         221,844
                                                             --------------    --------------   -------------

  Federal funds purchased                                                0                 0               0
  Other borrowings                                                  10,114            15,000           5,000
  Long-term debt                                                    15,000            15,229          30,343
  Accounts payable and accrued liabilities                           3,228             3,621           4,234
                                                             --------------    --------------   -------------
      Total liabilities                                            245,135           260,559         261,421
                                                             --------------    --------------   -------------
Shareholders' equity:
  Common stock - par value $1;  5,000,000 shares
    authorized; 4,293,835 shares issued (*)                          4,294             4,289           4,267
  Additional paid-in capital                                        31,701            31,644          31,265
  Retained earnings                                                 18,039            16,763          15,258
  Accumulated other comprehensive income                              (466)             (483)         (1,223)
                                                             --------------    --------------   -------------
      Total                                                         53,568            52,213          49,567
Treasury stock - at cost (**)                                      (26,050)          (24,256)         (9,714)
                                                             --------------    --------------   -------------
      Total shareholders' equity                                    27,518            27,957          39,853
                                                             --------------    --------------   -------------
      Total liabilities and shareholders' equity             $     272,653     $     288,516    $    301,274
                                                             ==============    ==============   =============

*  Common stock - shares outstanding                             2,549,637         2,639,643       3,257,768
** Treasury stock - shares                                       1,744,198         1,648,912       1,008,912


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SOUTHWEST GEORGIA FINANCIAL CORPORATION ANNOUNCES FOURTH QUARTER 2007 RESULTS
JANUARY 29, 2008


                                             SOUTHWEST GEORGIA FINANCIAL CORPORATION
                                           CONSOLIDATED INCOME STATEMENT (UNAUDITED*)
                                          (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)


                                                                     For the Three Months             For the Twelve Months
                                                                      Ended December 31,                Ended December 31,
                                                                -----------------------------     -----------------------------
Interest income:                                                    2007*            2006*            2007*            2006
                                                                ------------     ------------     ------------     ------------
  Interest and fees on loans                                    $     2,383      $     2,535      $    10,257      $     9,343
  Interest and dividend on securities available for sale                321              357            1,331            1,815
  Interest on securities held to maturity                               953            1,073            4,005            4,375
  Dividends                                                              28               30              119              124
  Interest on federal funds sold                                          0               53                0              202
  Interest on deposits with banks                                        66               47              174              171
                                                                ------------     ------------     ------------     ------------
      Total interest income                                           3,751            4,095           15,886           16,030
                                                                ------------     ------------     ------------     ------------

Interest expense:
  Interest on deposits                                                1,404            1,465            5,583            5,178
  Interest on federal funds purchased                                    14                0              101               26
  Interest on other borrowings                                          180              141              594              304
  Interest on long-term debt                                            137              139              695              872
                                                                ------------     ------------     ------------     ------------
      Total interest expense                                          1,735            1,745            6,973            6,380
                                                                ------------     ------------     ------------     ------------
      Net interest income                                             2,016            2,350            8,913            9,650
Provision for loan losses                                                 0                0                0                0
                                                                ------------     ------------     ------------     ------------
      Net interest income after provision for losses on loans         2,016            2,350            8,913            9,650
                                                                ------------     ------------     ------------     ------------

Noninterest income:
  Service charges on deposit accounts                                   444              444            1,736            1,716
  Income from trust services                                             79               70              286              295
  Income from retail brokerage services                                  93               89              346              296
  Income from insurance services                                        262              285            1,150            1,167
  Income from mortgage banking services                                 369              488            2,814            3,978
  Net gain (loss) on the sale or abandonment of assets                 (110)               0              (97)              15
  Net gain (loss) on the sale of credit card portfolio                    0                0              248                0
  Net gain (loss) on the sale of securities                               0                0                0             (564)
  Other income                                                           39               39              232              207
                                                                ------------     ------------     ------------     ------------
      Total noninterest income                                        1,176            1,415            6,715            7,110
                                                                ------------     ------------     ------------     ------------

Noninterest expense:
  Salary and employee benefits                                        1,634            1,845            7,011            7,276
  Occupancy expense                                                     204              200              840              835
  Equipment expense                                                     172              152              648              632
  Data processing expense                                               171              167              686              694
  Amortization of intangible assets                                     103              121              467              917
  Other operating expense                                               620              665            2,414            2,632
                                                                ------------     ------------     ------------     ------------
      Total noninterest expense                                       2,904            3,150           12,066           12,986
                                                                ------------     ------------     ------------     ------------

Income before income tax expense                                        288              615            3,562            3,774
Provision for income taxes                                              (20)              76              844              734
                                                                ------------     ------------     ------------     ------------
      Net income                                                $       308      $       539      $     2,718      $     3,040
                                                                ============     ============     ============     ============

Net income per share, basic                                     $      0.12      $      0.20      $      1.05      $      0.97
                                                                ============     ============     ============     ============
Net income per share, diluted                                   $      0.12      $      0.20      $      1.05      $      0.96
                                                                ============     ============     ============     ============
Dividends paid per share                                        $      0.14      $      0.13      $      0.56      $      0.52
                                                                ============     ============     ============     ============

Basic weighted average shares outstanding                         2,557,659        2,803,447        2,583,932        3,134,741
                                                                ============     ============     ============     ============

Diluted weighted average shares outstanding                       2,564,285        2,814,640        2,593,021        3,153,449
                                                                ============     ============     ============     ============


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SOUTHWEST GEORGIA FINANCIAL CORPORATION ANNOUNCES FOURTH QUARTER 2007 RESULTS
JANUARY 29, 2008


                                 SOUTHWEST GEORGIA FINANCIAL CORPORATION
                                           FINANCIAL HIGHLIGHTS
                               (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)


FINANCIAL HIGHLIGHTS

(DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

AT DECEMBER 31                                             2007                                 2006
                                                       ------------                         ------------

Assets                                                 $   272,653                          $   288,516

Loans, less unearned income & discount                     119,008                              125,492

Deposits                                                   216,793                              226,709

Shareholders' equity                                        27,518                               27,957

Book value per share                                         10.79                                10.59

Loan loss reserve/loans                                      2.02%                                1.93%

Nonperforming assets/total assets                            1.21%                                0.82%

                                              Three Months Ended December 31,     Twelve Months Ended December 31,
                                              -------------------------------     --------------------------------
                                                   2007          2006                   2007          2006
                                                  ------        ------                 ------        ------

Net income                                        $  308        $  538                 $2,718        $3,040

Earnings per share, basic                           0.12          0.20                   1.05          0.97

Earnings per share, diluted                         0.12          0.20                   1.05          0.96

Dividends paid per share                            0.14          0.13                   0.56          0.52

Return on assets                                    0.44%         0.73%                  0.94%         1.00%

Return on equity                                    4.41%         6.92%                  9.76%         8.01%

Net interest margin (tax equivalent)                3.36%         3.65%                  3.62%         3.66%

Net charge offs (recoveries)/ average loans         0.04%         0.01%                  0.01%         0.03%


-------------------------------------------------------------------------------------------------------------



QUARTERLY                                  4ND QTR        3ND QTR       2ND QTR       1ST QTR       4TH QTR
Averages                                     2007           2007          2007          2007          2006

Assets                                    $ 280,458      $ 285,527     $ 290,642     $ 294,124     $ 297,049

Loans, less unearned income & discount      123,617        127,668       130,310       127,548       126,126

Deposits                                    218,977        216,872       224,575       229,866       229,476

Equity                                       27,913         27,854        27,829        27,784        31,153

Return on assets                              0.44%          1.09%         0.85%         1.38%         0.73%

Return on equity                              4.41%         11.17%         8.92%        14.57%         6.92%

Net income                                $     308      $     778     $     620     $   1,012     $     539

Net income per share, basic               $    0.12      $    0.30     $    0.24     $    0.39     $    0.20

Net income per share, diluted             $    0.12      $    0.30     $    0.24     $    0.39     $    0.20

Dividends paid per share                  $    0.14      $    0.14     $    0.14     $    0.14     $    0.13




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